Exhibit 99.1


FOR IMMEDIATE RELEASE

Contact:
Kathy Lynch
Investor Relations
Curative Health Services
631-232-7091
klynch@curativehealth.com


                            CURATIVE HEALTH SERVICES
                         ANNOUNCES THE CONSOLIDATION OF
                   CORPORATE OFFICES TO NASHUA, NEW HAMPSHIRE

Hauppauge, New York - December 20, 2004 - Curative Health Services, Inc., (Nasdaq: CURE), announced today that as part of the Company's continued integration, its corporate headquarters and corporate functions will be consolidated into the Company's office located in Nashua, New Hampshire. The Company anticipates that the consolidation of the corporate offices will be completed within the next six to eight months. The Company will not be renewing its Hauppauge, New York office lease which expires in 2005.

"There will be many benefits associated with the consolidation of the corporate offices, including decreasing overall corporate costs and improving operating and management efficiencies," said President and Chief Executive Officer, Paul
F. McConnell. "In addition, the Company anticipates that it will achieve annual savings of approximately $3.5 million upon completion of the headquarter consolidation and reduction in management and other corporate positions."

The Company estimates its costs of moving furniture, fixtures and information systems at approximately $1.0-$1.2 million, costs associated with personnel retention and severances at approximately $1.8-$2.0 million, costs related to closing down its Hauppauge office and expanding its Nashua office at approximately $0.8-$1.0 million and equipment write offs of approximately $0.2-$0.4 million for total estimated costs of approximately $3.8-$4.6 million. Cash expenditures related to these costs are expected to be approximately $3.6-$4.2 million. The Company expects to record charges related to the consolidation and reduction in management and other corporate positions in the fourth quarter of 2004 and subsequent quarters in 2005.

About Curative Health Services

Curative Health Services, Inc. seeks to deliver high-quality care and clinical results for patients with serious or chronic medical conditions.

The Specialty Infusion business, through its national footprint of Critical Care Systems' local pharmacy branches, provides products, related clinical services and disease management support to patients with chronic or severe conditions such as hemophilia and other bleeding disorders, chronic or severe infections, gastrointestinal illnesses that prohibit oral digestion and other severe conditions requiring nutritional support, immune system disorders, cancer and susceptibility to respiratory syncytial virus.

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The Wound Care Management business is a leader in the area of disease management specializing in chronic wound care management. The Wound Care Management business manages, on behalf of hospital clients, a nationwide network of Wound Care Center(R) programs that offer a comprehensive range of services for treatment of chronic wounds.

For more information, visit www.curative.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks associated with our acquisition of Critical Care Systems including, but not limited to, integration risks and costs, risks of client retention, and risks associated with the operations of the acquired business, as well as risks in our current businesses such as the substantial level of indebtedness incurred in connection with the acquisition of Critical Care Systems, the potential for termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in government regulations relating to the Company's Specialty Infusion or Wound Care Management businesses, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Infusion business, the impact of competitive products and pricing, the ability to maintain pricing arrangements with suppliers that preserve margins, the seasonality and variability of operating results, the Company's ability to implement its strategies and achieve its objectives and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Registration Statement on Form S-4 filed July 29, 2004, as amended, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, for further discussion of these and other risk factors that could affect future results.
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